SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 26, 1998

                              DISCOVERY ZONE, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                        0-21854                 36-3877601
     (State or other                  (Commission             (I.R.S. Employer
       jurisdiction                   File Number)            dentification No.)
     of incorporation)

  565 Taxter Road, Fifth Floor,
       Elmsford, New York                                           10523
(Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code: 914-345-4500




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                      INFORMATION TO BE INCLUDED IN REPORT

Item 1.           Changes in Control of Registrant

                  Not Applicable.

Item 2.           Acquisition or Disposition of Assets

                  Not Applicable.

Item 3.           Bankruptcy or Receivership

                  Not Applicable.

Item 4.           Changes in Registrant's Certifying Accountant

                  Not Applicable.

Item 5.           Other Events

                  On October 27, 1998, Discovery Zone, Inc. (the "Company") issued a press release announcing that Scott W. Bernstein, the Company's President and Chief Executive Officer, has resigned as President and Chief Executive Officer effective November 27, 1998. Mr. Bernstein, a former Time Warner and Six Flags executive, became Chief Executive Officer of the Company in December 1996 while the Company was operating under Chapter 11 bankruptcy protection and led the Company through confirmation of its Plan of Reorganization and the first year of operation under its new business plan. The Company has negotiated and agreed to a severance package with Mr. Bernstein, which includes a lump sum payment and continuance of his salary and benefits through the end of the first quarter of 1999. The Company believes that the amount of this severance package is not material to the Company.

                  Chet Obieleski, the Company's Chief Operating Officer, will assume the additional titles and responsibilities of President and Chief Executive Officer effective November 27, 1998. Mr. Obieleski, who began his present position in August 1998, has more than 30 years of senior management experience in retailing and consumer goods. He most recently served as interim chief operating officer and chief financial officer of AIG Designs, a furniture importer, and previously was executive vice president of Britches of Georgetown, a national specialty menswear chain, and senior vice president, finance and operations of Sterns, a major department store chain in New York.

                  The October 27, 1998 press release is filed as an exhibit hereto and is incorporated by reference herein.





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Item 6.           Resignation of Registrant's Directors

                  Mr. Bernstein has resigned as a member of the Board of Directors of the Company effective November 27, 1998. Upon Mr. Bernstein's resignation, Wellspring Associates L.L.C. will have the right to nominate a new director.

Item 7.           Financial Statements and Exhibits

                  (a)      Financial statements of businesses acquired.

                           Not Applicable.

                  (b)      Pro forma financial information.

                           Not Applicable.

                  (c)      Exhibits.

                           The press release issued on October 27, 1998 is attached hereto as Exhibit A and is incorporated by reference herein.

Item 8.           Change in Fiscal Year

                  Not Applicable.

Item 9.           Sales of Equity Securities Pursuant to Regulation S

                  Not Applicable.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    October 28, 1998                   DISCOVERY ZONE, INC.


                                            By:  /s/ Robert G. Rooney
                                                ------------------------------
                                                 Name:  Robert G. Rooney
                                                 Title: SVP & CFO


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                                                                       EXHIBIT A


                               DISCOVERY ZONE CEO
                            LEAVING IN LATE NOVEMBER

Elmsford, NY, October 27, 1998 -- Discovery Zone, Inc. ("DZ") announced today that Scott W. Bernstein, its President and CEO, would be leaving the Company at the end of November. Mr. Bernstein, a former Time Warner and Six Flags executive, became CEO of Discovery Zone in December 1996 while the Company was operating under Chapter 11 bankruptcy protection and led the Company through confirmation of its Plan of Reorganization and the first year of operation under its new business plan.

Chet Obieleski, the Company's Chief Operating Officer, will assume the additional titles and responsibilities of President and CEO effective November 27, 1998. Mr. Obieleski, who began his present position in August 1998, has over 30 years of senior management experience in retailing and consumer goods. He most recently served as interim COO/CFO of AIG Designs, a furniture importer, and previously was Executive Vice President of Britches and Senior Vice President, Finance and Operations of Sterns, two large multi-unit retailers.

Discovery Zone is the leading owner and operator of children's entertainment centers in North America with 200 locations across the United States, Canada and Puerto Rico. DZ is a frequently changing environment where kids and their families can experience a variety of participatory activities.

                                    *********

Any Statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements which may involve known or unknown risks. Reference is made to the Company's Annual Report on Form 10-K/A for the year ended December 31, 1997 and the Section entitled "Risk Factors Affecting Future Operating Performance" contained therein.